As filed with the Securities and Exchange Commission on October 14, 2015

Registration No. 333-193160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

==================================

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

==================================

NCM Financial, Inc.

(Exact Name of Small Business Issuer in its Charter)

Texas	7372	20-4859853
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Rosewood Court 2101 Cedar Springs Road,

Suite 1050

Dallas, TX 75201

Tel. No.: 800-686-3259

 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400  Fax No.: (609) 555-0969

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On October 8, 2015 (the “Closing Date”), NCM Financial Inc. (the “Company”), entered into an investment agreement (the “Investment Agreement”), with Northbridge Funding Inc., a Delaware corporation (the “Investor”) whereby the Investor committed to invest $10,000,000 to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”), over the course of thirty-six (36) months. Subject to the terms and conditions set forth in the Investment Agreement, we may issue and sell to the Investor, and the Investor shall purchase from us, up to 50,000,000 shares having a purchase price of ten million dollars ($10,000,000).  Concurrently with entering into the Investment Agreement, the Company also entered into a registration rights agreement with Northbridge Funding (the “Registration Rights Agreement”), in which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), registering the sale of the shares of the Company’s common stock that have been and may be issued to the Investor under the Investment Agreement.

The Investment Agreement provides that the Company may, in its sole discretion and subject to the terms of the Investment Agreement, from time to time during the Open Period (defined below), deliver a notice (the “Drawdown Notice”) to the Investor which states the dollar amount of shares of Common Stock that the Company intends to sell to the Investor on a date specified in the Drawdown Notice (the “Drawdown”). The amount of each Drawdown (the “Drawdown Amount”) shall have a maximum amount of two hundred percent (200%) of average daily trading volume of the Common Stock during the Pricing Period (as defined below) so long as such amount does not exceed 4.99% of the outstanding shares of the Company. The purchase price per share to be paid by the Investor for each Drawdown Amount will be calculated at a twenty percent (20%) discount to the weighted average price of the three lowest closing prices traded of the Common Stock for twelve consecutive trading days immediately preceding the Drawdown Notice (the “Pricing Period”). The Open Period begins on the Effective Date (“Effective Date” shall mean the date the company is effectively listed and approved by FINRA) and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Investment Agreement (the “Open Period”).

The foregoing description of the Investment Agreement and the Registration Rights Agreement are qualified in its entirety by reference to the provisions of the Investment Agreement and Registration Rights Agreement filed as exhibits 10.1 and 10.2 to this Current Report on the Form 8-K (this “Report”), which is incorporated by reference.

Item 3.02 Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the shares of Common Stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Exhibits

10.1	Investment Agreement by and between the Company and Northbridge Funding Inc., dated October 8, 2015

10.2	Registration Rights Agreement by and between the Company and Northbridge Funding Inc., dated October 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCM FINANCIAL, INC.

	By:	/s/ Michael Noel
Dated: October 14, 2015		Michael Noel
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer).